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                                  EXHIBIT 5.1





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EXHIBIT 5.1







________________, 1997




FTD Corporation
3113 Woodcreek Drive
Downers Grove, Illinois 60515


Ladies and Gentlemen:

     We have acted as special counsel for FTD Corporation, a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-1[, as amended] (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to 573,039 shares of the Company's Class A Common Stock, par value $.01 per share (the "Common Stock"), which shares are to be sold by the Company to Active Members of FTD Association in the United States pursuant to subscription agreements ("Subscription Agreements"), a form of which has been filed as an exhibit to the Registration Statement. Capitalized terms used but not defined herein shall have the meaning set forth in the Registration Statement.

     As special counsel to the Company, in connection with this opinion we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions set forth herein. In our examinations, we have assumed the genuineness of all signatures, the legal capacity of natural persons signing or delivering any instrument, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

     We are attorneys admitted to practice in the State of New York, and the opinions set forth below and any reference to statutes, rules or regulations herein are limited to the laws of the United States of America and the State of New York, and the General Corporation Law of the State of Delaware.


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FTD Corporation
___________, 1997
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     Based upon the foregoing, we are of the opinion that the shares of Common
Stock to be issued and sold by the Company pursuant to the Subscription Agreements will, when issued in accordance with the terms of the Subscription Agreements and against payment therefor as set forth therein, be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm appearing under the heading "Legal Matters" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission thereunder.

Very truly yours,